Exhibit 10.8

SPACSphere Acquisition Corp.

8795 Folsom Blvd

Sacramento, California 95826

February 5, 2026

SPACSphere Sponsor LLC

c/o SPACSphere Acquisition Corp.

8795 Folsom Blvd

Sacramento, California 95826

Re:	Administrative Services Agreement

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of SPACSphere Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), SPACSphere Sponsor LLC, a limited liability company formed under the laws of Delaware (the “Sponsor”) shall take steps directly or indirectly to make available to the Company certain technology, software, computer systems, managerial services, administrative support, secretarial services and infrastructure services as may be required by the Company from time to time. In exchange therefore, the Company shall pay to the Sponsor the sum of $10,000 per month commencing on the Effective Date and continuing monthly thereafter until the Termination Date. The payment amount shall be prorated for any partial months and shall be paid in arrears on the last business day of each month or on the Termination Date for the final month. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established in connection with and upon the consummation of the IPO and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the consent of the other party, except for an assignment by the Sponsor to an affiliate of the Sponsor. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

SPACSphere Acquisition Corp.

By:	/s/ Bala Padmakumar
Name:	Bala Padmakumar
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

SPACSphere Sponsor LLC

By:	/s/ Bala Padmakumar
Name:	Bala Padmakumar
Title:	Managing Member

By: SPACCatalyst LLC, a managing member

By:	/s/ Soumen Das
Name:	Soumen Das
Title:	Managing Member

[Signature Page to Administrative Services Agreement]